EXHIBIT 10.3
                                                                    ------------
                         GREYSTONE MANUFACTURING, L.L.C.
                                    TERM NOTE
                                    ---------


$5,500,000.00                                            Tulsa, Oklahoma
                                                         Effective March 4, 2005


            FOR VALUE RECEIVED, the undersigned, GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company ("Borrower"), promises to pay to the order of THE F&M BANK & TRUST COMPANY ("Bank"), the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000.00), together with interest on the unpaid balance from the date of the execution of this Note at the Floating Interest Rate as defined in a loan agreement of equal date ("Loan Agreement") between the Bank and Borrower at all times. The rate of interest payable shall float daily and shall be adjusted daily based on the Prime Lending Rate of Interest; provided, however, that the rate of interest payable upon the indebtedness evidenced by this Note shall not at any time exceed the maximum rate of interest permitted under the laws of the State of Oklahoma for loans of the type and character evidenced by this Note. Interest shall be paid on the actual number of days elapsed over a 360-day calendar year.

            The actual principal amount due from Borrower to the Bank at any one time on account of the Note for which interest will accrue will be the sum of all advances made on account hereof, less all principal payments actually received by Bank in collected funds. The principal sum and the interest hereon will be paid in installments at the principal office of the Bank in Tulsa, Oklahoma, or at such other place as it may designate in writing, not later than 2:00 p.m., on the due dates thereof, according to the following schedule:

                (i) On April 15, 2005, and on the same day of each month thereafter until Final Payment, Borrower shall pay to Bank the Monthly Payment Amount of principal and interest described and defined below; and

                (ii) On or about the March 15, 2008 (the "Final Payment"), Borrower shall pay the Final Payment of all accrued and unpaid interest and the remaining principal balance of the Note as well as all other sums due under the terms of the Loan Agreement.

            MONTHLY PAYMENT AMOUNT. The Monthly Payment amount due as described above shall be an amount calculated based upon a full fifteen year amortization (the "Amortization Period") of the outstanding principal balance of the Note at the then Floating Interest Rate, and such monthly payment amount shall be recalculated on a quarterly basis, with any outstanding principal and all accrued and unpaid interest to be due and payable in full on the Final Payment Date. Such recalculation of the monthly payment amount shall be based upon the then existing outstanding principal balance of this Note at the time of such recalculation based upon the remaining portion of the fifteen year Amortization Period from the date of the Note at the then

Floating Interest Rate. Notwithstanding the fixed monthly payments due and payable (adjusted quarterly during each year of the term of the Note) principal sums due and outstanding shall continue to bear interest at all times at the Floating Interest Rate and shall change on each day in which the Floating Interest Rate changes. In the event the actual amount applied to principal in any quarter is less than the amount that would have been applied to principal under the full fifteen year amortization (less the months that have elapsed since the date of the Note), then Bank shall include such amount in the re-calculation on the monthly payment at the end of the quarter. Sums paid in excess of the amount sufficient to cause the loan to be amortized on a full Amortization Period basis shall be applied to reduce principal sums outstanding.

            If any payment of interest or principal due hereunder or any interest or principal on any other indebtedness of the Borrower or any party primarily or secondarily liable hereunder is not paid when due, or if any default occurs under any of the loan documents between any party primarily or secondarily liable on this Note, or if any party primarily or secondarily liable hereunder shall make an assignment for the benefit of the creditors, or if an attachment or garnishment proceeding in excess of $300,000.00 not covered by insurance against the Borrower shall be commenced, or if any judgment in excess of $300,000.00 not covered by insurance be rendered against the Borrower, or if a receiver be appointed over any of the property of Borrower or if any proceeding in bankruptcy be instituted by or against any party primarily or secondarily liable under this Note, the Bank may, at its option, without notice or demand, declare this Note in default and all indebtedness hereunder immediately due and payable. All sums applied to the Note in excess of then due installment of interest or principal whether by pre-payment, acceleration or otherwise, will be applied first to reduce the costs incurred under the security documents, then to accrued but unpaid interest, then to installments of principal then due but unpaid and finally, to the installments of principal last maturing in inverse order. In the event of a default, the entire unpaid balance shall be immediately due and payable, together with interest from the date of default on such principal balance at the rate of six percent (6%) per annum above the Prime Lending Rate of Interest as defined in the Loan Agreement.

            All agreements between the Borrower and the Bank are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or finance charge (as defined by the laws of the State of Oklahoma) paid or agreed to be paid by the undersigned to the Bank hereof exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under the law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. If fulfillment of any agreement between the undersigned and the Bank hereof, at the time of the performance of such agreement becomes due, involves interest exceeding such highest lawful contractual rate or such maximum permissible finance charge, then the obligation to fulfill the same shall be reduced so such obligation does not exceed such highest lawful contractual rate or maximum permissible finance charge. If by any circumstance the Bank shall ever receive as interest or finance charge an amount which would exceed the amount allowed by applicable law, the amount which may be deemed excessive shall be deemed applied to the principal of the indebtedness evidenced hereby and not to interest. (All interest and finance charges paid or agreed to be paid to the Bank hereof shall be prorated, allocated and spread throughout the full period of this Note.) The terms and provisions of this paragraph shall control all other terms and provisions contained herein and in any other documents executed in connection herewith. If any

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

provision of this Note, or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, provisions of this Note being severable in any such instance.

            At the maturity of this Note, whether by acceleration or otherwise, the Bank, at its option, may apply to the payment of this Note or to any other indebtedness of Borrower to the Bank, whether then due or not, the deposit balances of Borrower; and the Bank shall be deemed to have exercised any such right of set-off and to have made a charge against such money immediately upon occurrence of such default, even though such charge is made or entered into the books of the Bank subsequently thereto. From time to time, the maturity of this Note may be extended or this Note may be renewed, in whole or in part, or a new note of a different form may be substituted for this Note and/or the rate of interest may be changed, or changes may be made in consideration of loan extensions and the Bank, from time to time, may waive or surrender either in whole or in part any rights, security interest(s), liens, guaranties given for the benefit of the Bank's note in connection with the payment and securing the payment of this Note; but no such consequence shall in any manner affect, limit, modify or otherwise impair any rights, guaranties, assumption agreements or security not specifically waived, released or surrendered in writing, nor shall any maker, guarantor, person assuming the debt or any part thereof, endorser or any person who is or might be liable hereon either primarily or contingently, be released from such liability by reason of the occurrence of such event. The Bank, from time to time, shall have the unlimited right to release any person who might be liable hereon, and any such release shall not affect or discharge the liability of any other person who is or might be liable hereon, either primarily or secondarily.

            The Borrower on its own behalf and all persons assuming liability under this Note hereby severally waive protest, presentment, demand, dishonor, notice of dishonor, notice of protest or non-payment in the case this Note or any payment due hereunder is not paid when due, and agree to any renewal of this Note or to any extension, acceleration or postponement of the time of payment, or any other indulgence to, any substitution, exchange or release of collateral and to the release of any party or person primarily or contingently liable without notice to any maker, endorser, guarantor, surety or other person assuming liability. The Borrower and any guarantor, endorser, and surety or any other person who is or may be primarily liable hereon, will, on demand, pay all costs of collection, including a reasonable attorneys' fee to the Bank attempting to enforce the payment of this Note and a reasonable attorneys' fee for defending the validity of the Note or any documents securing this Note. The words "any party" or "all parties" shall, in addition to the undersigned, include endorsers, sureties and guarantors of the Note and the word "undersigned" shall include the singular as well as the plural member.

            Any notice or demand given pursuant to the terms of this Note shall be given in the manner specified in the Loan Agreement; provided, however, that all notices and demands for payment from the holder of this Note actually received in writing by the Borrower shall be considered to be effective upon the receipt thereof by the Borrower regardless of the procedure or method utilized to accomplish delivery thereof to the Borrower.

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

            Borrower warrants and stipulates that the Loan is a loan for commercial loan purposes within the meaning of the laws of Oklahoma, and Borrower further warrants that the entire loan proceeds will be used for such commercial purposes. Borrower affirms, acknowledges and agrees that, as of the date hereof, Borrower has no defenses, rights of setoff, or claims against Bank in connection with the Loan. This Note shall be construed, governed and enforced in accordance with the laws of the State of Oklahoma, without regard to principles of conflicts of law. This Note may be assigned by the Bank or any holder at any time, and Bank may sell one or more participations in this Note without the consent of Borrower.

            It is specifically agreed that time is of the essence with respect to the strict performance by Borrower of its obligations under this Note. Notwithstanding the foregoing, Bank's failure to demand strict performance by Borrower under any of the terms hereof shall not constitute a waiver or abandonment of Bank's right to demand strict performance thereafter. There shall be no waiver by Bank of any of its rights or remedies under this Note or other Loan Documents unless such waiver is in writing and signed by Bank. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy.

            TO THE EXTENT ALLOWED BY LAW, BORROWER AND BANK WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE AND BORROWER ACKNOWLEDGES THAT NEITHER BANK, NOR ANY PERSON ACTING ON BEHALF OF BANK, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED, IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

            This Promissory Note is the Note subject to and entitled to the benefits of a Loan Agreement. The Note shall be governed and construed in accordance with the laws of the State of Oklahoma.

                            (SIGNATURE PAGE FOLLOWS)



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

                                       BORROWER:

                                       GREYSTONE MANUFACTURING, L.L.C.,
                                       AN OKLAHOMA LIMITED LIABILITY COMPANY



                                       By: /s/ Warren Kruger
                                           ------------------------------------
                                           Warren Kruger, Manager



STATE OF OKLAHOMA       )
                        ) ss.
COUNTY OF TULSA         )


            On this 4th day of March, 2005, before me, the undersigned Notary Public in and for said County and State, personally appeared Warren Kruger, as Manager/Member of GREYSTONE MANUFACTURING, L.L.C., who executed the foregoing instrument on behalf of said corporation for the purposes therein expressed.

            In witness whereof, I have hereunto set my hand and official seal the day and year last above written.



                                            /s/ Kay Maness
                                           ------------------------------------
                                            Notary Public Signature

            [ S E A L ]


My commission expires:                          My Commission Number:

June 2, 2006                                    02007996



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